Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the

Quarter Ended June 30, 2012

•	Net Investment Income for the quarter ended June 30, 2012, was $3.2 million, or $0.15 per share.

•	Net Decrease in Net Assets Resulting From Operations for the quarter ended June 30, 2012, was $3.0 million, or $0.13 per share.

McLean, VA, July 30, 2012: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) today announced earnings for the quarter ended June 30, 2012. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for the Quarter: Net Investment Income for the quarters ended June 30, 2012 and 2011 was $3.2 million, or $0.15 per share, and $3.5 million, or $0.16 per share, respectively, a decrease in Net Investment Income of 7.5%. The decrease in Net Investment Income was primarily due to an increase in dividend expense on the Company’s 7.125% Series A Cumulative Term Preferred Stock (“Term Preferred Stock”), on which the Company made its first distribution in March 2012. This decrease was partially offset by an increase in total investment income, driven by an increase in the size of the Company’s loan portfolio and holding higher-yielding debt investments during the quarter ended June 30, 2012, as compared to the prior year period.

Net (Decrease) Increase in Net Assets Resulting from Operations for the Quarter: Net (Decrease) Increase in Net Assets Resulting from Operations for the quarters ended June 30, 2012 and 2011 was ($3.0) million, or ($0.13) per share, and $4.2 million, or $0.19 per share, respectively. The Company recorded net unrealized depreciation on investments of $5.7 million for the quarter ended June 30, 2012, primarily due to unrealized depreciation experienced on certain control and affiliate investments. For the quarter ended June 30, 2011, the Company recorded a net realized and unrealized gain on investments of $0.7 million.

Investment Portfolio at Fair Value: As of June 30, 2012, the Company’s portfolio was fair valued at 83.2% of cost, as compared to 84.7% as of March 31, 2012. The Company’s aggregate investment portfolio depreciated during the quarter ended June 30, 2012, primarily due to the net unrealized depreciation experienced in certain control and affiliate investments.

Net Asset Value: Net asset value was $9.10 per common share outstanding at June 30, 2012, as compared to $9.38 per common share outstanding at March 31, 2012.

Asset Characteristics: Total assets were $350.4 million at June 30, 2012, as compared to $325.3 million at March 31, 2012. At June 30, 2012, the Company had investments in 18 portfolio companies with an aggregate cost basis of $276.2 million and an aggregate fair value of $229.8 million. As of June 30, 2012, the fair value of the Company’s investment portfolio was comprised of 74.2% in debt securities and 25.8% in equity securities. Additionally, the Company held $113.4 million in cash and cash equivalents at June 30, 2012, including $76.0 million from a short-term loan that was repaid subsequent to quarter end.

Investment Yield: The weighted average yield on the Company’s interest-bearing portfolio, excluding cash and cash equivalents, was 12.5% for the quarter ended June 30, 2012, as compared to 12.0% for the quarter ended June 30, 2011. The increase in the weighted average yield for the quarter ended June 30, 2012, resulted primarily from the exits of lower interest-bearing debt investments and the addition of higher-yielding debt investments.

Highlights for the Quarter: During the quarter ended June 30, 2012, the following significant events occurred:

•

New Investment: In May 2012, the Company invested $9.5 million in a new affiliate investment, Packerland Whey Products, Inc. (“Packerland”), through a combination of debt and equity. Packerland, headquartered in Luxemburg, Wisconsin, is a processor of raw fluid whey, specializing in the production of protein supplements for dairy and beef cattle.

•

Recurring Distributions: The Company paid monthly cash distributions to preferred and common stockholders of $0.1484375 per preferred share and $0.05 per common share, respectively, for each of April, May and June 2012.

Comments from the Company’s President, Dave Dullum: “Our origination platform continues to put quality new investments on the books. We were able to deploy the capital we received from the Term Preferred Offering in March and expect to continue increasing our investment income over the fiscal year. We are excited about our investment pipeline and hope to deliver strong results during the fiscal year.”

Subsequent Events: Subsequent to June 30, 2012, the following events occurred:

•

New Investment: In July 2012, we invested $22.5 million in a new control investment, Ginsey Holdings, Inc. (“Ginsey”), through a combination of debt and equity. Ginsey, headquartered in Bellmawr, New Jersey, designs and markets a broad line of branded juvenile and adult bath products.

•	Distributions Declared: In July 2012, the Company’s board of directors declared the following monthly cash distributions:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
July 20, 2012	July 31, 2012	$0.05	$0.1484375
August 22, 2012	August 31, 2012	0.05	0.1484375
September 19, 2012	September 28, 2012	0.05	0.1484375

	Total for the Quarter:	$0.15	$0.4453125

•

Co-Investment Order: Subsequent to June 30, 2012, the Securities and Exchange Commission granted the Company relief sought in an exemptive application that expands its ability to co-invest in portfolio companies with certain affiliated investment funds, subject to certain circumstances, which the Company believes will enhance its ability to further its investment strategy and objectives.

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	June 30, 2012	June 30, 2011	Variance	% Variance
For the Quarter Ended:
Net investment income	$3,238	$3,500	$(262)	(7.5)%
Net (decrease) increase in net assets resulting from operations	(3,017)	4,187	(7,204)	NM
Weighted average yield on interest-bearing investments	12.5%	12.0%	0.5%	4.2
Total dollars invested	$12,765	$22,459	$(9,694)	(43.2)
Total dollars repaid	2,930	3,067	(137)	(4.5)

	June 30, 2012	March 31, 2012	Variance	% Variance
As of:
Fair value as a percent of cost	83.2%	84.7%	(1.5)%	(1.8)%
Net asset value per share	$9.10	$9.38	$(0.28)	(3.0)
Number of portfolio companies	18	17	1	5.9
Total assets at fair value	$350,357	$325,297	$25,060	7.7

Conference Call for Stockholders: The Company will hold its earnings release conference call Tuesday, July 31, 2012, at 8:30 a.m. EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for any questions. A replay of the conference call will be available through August 31, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10016022. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company’s website through October 1, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended June 30, 2012, including the notes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (the “SEC”), which you can find on the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneInvestment.com. To obtain a paper copy, please contact the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Including payments made through July 2012, the Company has paid 85 consecutive monthly cash distributions on its common stock, in addition to a bonus dividend paid on its common stock in March 2012. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Investment Corporation, +1-703-287-5893

The statements in this press release regarding the longer-term prospects of the Company and its management team may be deemed “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and effects of the current economic instability, the Company’s ability to access debt and equity capital and those other factors listed under the caption “Risk Factors” in the Company’s registration statement on Form N-2 (File No. 333-181879), filed with the SEC on June 6, 2012, as amended by pre-effective amendment no. 1 to the registration statement filed with the SEC on July 17, 2012. The risk factors set forth in the Form N-2 under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	June 30,	March 31,
	2012	2012

ASSETS
Investments at fair value
Control investments (Cost of $187,278 and $186,743, respectively)	$160,434	$157,544
Affiliate investments (Cost of $79,342 and $70,015, respectively)	60,445	58,831
Non-Control/Non-Affiliate investments (Cost of $9,610 and $9,637, respectively)	8,891	9,277

Total investments at fair value (Cost of $276,230 and $266,395, respectively)	229,770	225,652
Cash and cash equivalents	113,431	91,546
Restricted cash	1,312	1,928
Interest receivable	981	1,250
Due from custodian	1,563	1,527
Deferred financing costs	2,592	2,792
Other assets	708	602

TOTAL ASSETS	$350,357	$325,297

LIABILITIES
Borrowings at fair value:
Short-term loan (Cost of $76,010 and $76,005, respectively)	$76,010	$76,005
Line of credit (Cost of $31,000 and $0, respectively)	31,492	—

Total borrowings (Cost of $107,010 and $76,005, respectively)	107,502	76,005
Mandatorily redeemable preferred stock, $0.001 par value per share, $25 liquidation preference per share; 1,610,000 shares authorized, 1,600,000 shares issued and outstanding at June 30 and March 31, 2012	40,000	40,000
Accounts payable and accrued expenses	628	506
Fees due to Adviser	353	496
Fee due to Administrator	183	218
Other liabilities	804	856

TOTAL LIABILITIES	149,470	118,081

Commitments and contingencies

NET ASSETS	$200,887	$207,216

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at June 30 and March 31, 2012, respectively	$22	$22
Capital in excess of par value	257,131	257,131
Cumulative net unrealized depreciation of investments	(46,460)	(40,743)
Cumulative net unrealized depreciation of other	(519)	(68)
Net investment income in excess of distributions	321	321
Accumulated net realized loss	(9,608)	(9,447)

TOTAL NET ASSETS	$200,887	$207,216

NET ASSET VALUE PER SHARE AT END OF PERIOD	$9.10	$9.38

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,
	2012	2011
INVESTMENT INCOME
Interest income:
Control investments	$3,430	$2,634
Affiliate investments	1,771	1,368
Non-Control/Non-Affiliate investments	308	405
Cash and cash equivalents	2	4

Total interest income	5,511	4,411
Other income:
Control investments	394	835
Non-Control/Non-Affiliate investments	—	16

Total other income	394	851

Total investment income	5,905	5,262

EXPENSES
Base management fee	1,191	1,008
Incentive fee	—	19
Administration fee	183	151
Interest expense on borrowings	92	132
Dividends on mandatorily redeemable preferred stock	713	—
Amortization of deferred financing costs	200	108
Professional fees	194	209
Other general and administrative expenses	278	350

Expenses before credits from Adviser	2,851	1,977
Credits to fees	(184)	(215)

Total expenses net of credits to fees	2,667	1,762

NET INVESTMENT INCOME	$3,238	$3,500

REALIZED AND UNREALIZED (LOSS) GAIN
Net realized (loss) gain:
Control investments	(46)	5,734
Non-Control/Non-Affiliate investments	—	5
Other	(41)	(39)

Total net realized (loss) gain	(87)	5,700
Net unrealized appreciation (depreciation):
Control investments	2,354	(7,951)
Affiliate investments	(7,712)	2,079
Non-Control/Non-Affiliate investments	(359)	820
Other	(451)	39

Total net unrealized depreciation	(6,168)	(5,013)

Net realized and unrealized (loss) gain	(6,255)	687

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(3,017)	$4,187

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.13)	$0.19

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)

(UNAUDITED)

	Three months ended June 30,
	2012	2011
Per Common Share Data
Net asset value at beginning of period(A)	$9.38	$9.00
Net investment income(B)	0.15	0.16
Realized gain on sale of investments and other(B)	—	0.26
Net unrealized depreciation of investments and other(B)	(0.28)	(0.23)

Total from investment operations(B)	(0.13)	0.19
Cash distributions from net investment income(B)(C)	(0.15)	(0.13)

Net asset value at end of period(A)	$9.10	$9.06

Per share market value at beginning of period	$7.57	$7.79
Per share market value at end of period	7.39	7.14
Total return(D)	(0.38)%	(6.67)%
Shares outstanding at end of period	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$200,887	$200,035
Average net assets(E)	204,858	198,324

Senior Securities Data(F):
Total borrowings, at cost	$107,010	$—
Mandatorily redeemable preferred stock	40,000	40,000
Asset coverage ratio(G)	230%	537%
Average coverage per unit(H)	$2,300	$5,371

Ratios/Supplemental Data:
Ratio of expenses to average net assets(I)(J)	5.57%	3.99%
Ratio of net expenses to average net assets(I)(K)	5.21%	3.55%
Ratio of net investment income to average net assets(I)	6.32%	7.06%

(A)	Based on actual shares of common stock outstanding at the end of the corresponding period.
(B)	Based on weighted average per basic share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under GAAP.
(D)

Total return equals the change in the market value of the Company’s common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Calculated using the average balance of net assets at the end of each month of the reporting period.
(F)

The Investment Company Act of 1940, as amended (the “1940 Act”), currently permits the Company to issue senior securities representing indebtedness and senior securities that are stock, to which the Company refers to as “senior securities.”

(G)

As a business development company, the Company is generally required to maintain an asset coverage ratio (as defined in Section 18(h) of the 1940 Act) of at least 200% on its senior securities representing indebtedness and its senior securities that are stock. The Company’s mandatorily redeemable Term Preferred Stock is a senior security that is stock.

(H)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(I)	Amounts are annualized.
(J)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(K)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.